Exhibit 5.1


                              MELLO JONES & MARTIN
                            Barristers and Attorneys



26 September 2005

Nordic American Tanker Shipping Limited
Reid House
31 Church Street
Hamilton HM 12
Bermuda

Dear Sirs:

                       RE: Form F-3 Registration Statement
                       -----------------------------------

We have acted as special legal counsel in Bermuda to Nordic American Tanker Shipping Limited, a company organized under the laws of Bermuda (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form F-3 (the "Registration Statement") relating to the registration of 1,664,450 Common Shares, par value $0.01 per share, of the Company (the "Shares"), which may be issued to eligible participants under the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (the "Documents").

Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original Documents of all documents submitted to us as certified, conformed, notarized or photostatic copies;

(b)  the genuineness of all signatures on the Documents;

(c)  the authority, capacity and power of persons signing the documents;

(d) that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

(e) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

(f) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g) (i) that no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company; (ii) that no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given to petition to wind up the Company;
     (iii) that no application to reorganize the affairs of the Company pursuant to a scheme of arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations set out below, we are of the opinion that:

(1) The Shares, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Memorandum of Association, the Bye-Laws and the Plan will be validly issued, fully paid and non-assessable when issued and delivered against payment therefore.

(2) Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, license or authorization of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the issuance of the Securities except that the Registration Statement and any other offering documents must be filed with the Registrar of Companies and comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981 prior to or as soon as reasonably practicable after the Shares are offered to the public.

Reservations
------------

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure
----------

This opinion is addressed to you and, save as referred to herein, is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus contained therein, without admitting that we are "experts" within the meaning of the Securities Act, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable or the existing facts or circumstances should change.

Yours faithfully,

/s/ MELLO JONES & MARTIN

                                    SCHEDULE


1. Certified copies of the following documents of the Certificate of Incorporation, memorandum of Association and the amended and Restated Bye-Laws (the "Bye-Laws") of the Company.

2. A copy of the registration statement on Form F3, dated September 23, 2005 under the United Securities Act of 1933, as amended.